Exhibit 99.1

CallidusCloud Reports Third Quarter 2013 Financial Results Will Exceed Expectations

Sets Date for Third Quarter 2013 Financial Results Conference Call

PLEASANTON, CALIF., October 2, 2013 — Callidus Software Inc. (NASDAQ:CALD), a leading provider of sales and marketing effectiveness software, announced today that Leslie Stretch will be making the keynote address at the Company’s CallidusCloud Connections (C3) EMEA Conference in London on October 10th, 2013. The C3 conference brings together Investors, Customers and Industry leaders.

Based on preliminary, unaudited financial results the Company expects to report third quarter 2013 financial performance that exceeds the high end of its previously issued revenue guidance. Based upon Q3 performance, management now expects full-year 2013 revenue to be $108.5 to $109.5 million as compared to previous full-year guidance of $106.0 to $109.0 million.

For the third quarter ended September 30, 2013 management expects:

•                  Record total revenue in the range of $28.5 million to $29.0 million. The Company had previously provided guidance for third quarter 2013 revenue of $26.0 million to $27.0 million.

•                  SaaS revenue growth of 22% to 25% year over year.

•                  SaaS billings growth of 32% to 35% year over year.

•                  All-time record SaaS bookings including two 7-figure annual contracts.

•                  Closed two 7-figure license deals during the quarter, which are included in revenue for the quarter.

•                  Positive cash flow from operations.

Conference Call Information

CallidusCloud will report complete financial results for the third quarter 2013 on Thursday, October 31, 2013 after the market closes, followed by a conference call at 1:30 p.m. Pacific Time (PT). The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 866-318-8614 (international callers: 617-399-5133)
Passcode: 23028297
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.
The time or manner of the webcast may change for technical or administrative reasons outside of Callidus Software’s control.

Blog: www.calliduscloud.com/salespulse/
LinkedIn: www.linkedin.com/company/calliduscloud
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Twitter: @calliduscloud, @calliduscloudIR
Web: www.calliduscloud.com

About CallidusCloud

CallidusCloud® (NASDAQ:CALD), is the leading provider of sales and marketing effectiveness software.  CallidusCloud enables organizations to accelerate and maximize their lead to money process with their complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate quote and proposal generation, and streamline sales compensation — driving bigger deals, faster.  Over 2000 leading organizations, across all industries, rely on CallidusCloud for their lead to money process for better marketing and smarter selling.

For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, restructuring, and patent litigation defense costs reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, and other risks detailed in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 925-251-2248, or from the Investor Relations section of CallidusCloud’s website (CallidusCloud Investor Relations). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

©2013. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, ForceLogix, Salesforce Assessments, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Press Contact
Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com